Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors
Vicor Technologies, Inc.
     We hereby consent to the inclusion in the foregoing Registration Statement on Form S-1 of our report dated March 31, 2010, relating to the consolidated financial statements of Vicor Technologies, Inc. for the years ended December 31, 2009 and 2008 and from the period from August 4, 2000 (inception) to December 31, 2009. We also consent to the reference to our Firm under the caption “Experts” in such Registration Statement.
May 28, 2010
/s/ Daszkal Bolton LLP
Daszkal Bolton LLP
Boca Raton, Florida